UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 8, 2014

RIVERBED TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33023	03-0448754
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

680 Folsom Street

San Francisco, CA 94107

(Address of principal executive offices, including zip code)

(415) 247-8800

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Mike Nefkens and Steffan Tomlinson as Directors

On September 8, 2014, the Board of Directors (the “Board”) of Riverbed Technology, Inc. (the “Company”) appointed Michael G. Nefkens and Steffan C. Tomlinson as members of the Board, effective immediately. Messrs. Nefkens and Tomlinson were each appointed as Class II directors with terms expiring at the Company’s 2017 Annual Meeting of Stockholders. The Board appointed Mr. Nefkens to serve on the Compensation Committee and Mr. Tomlinson to serve on the Audit Committee.

In connection with their appointments, Messrs. Nefkens and Tomlinson will enter into the Company’s standard form of director indemnification agreement and will receive the Company’s standard compensation for non-employee directors.

There are no arrangements or understandings between Messrs. Nefkens and Tomlinson and any other persons pursuant to which either was named a director of the Company. Messrs. Nefkens and Tomlinson do not have any family relationship with any of the Company’s directors or executive officers or any persons nominated or chosen by the Company to be a director or executive officer. Messrs. Nefkens and Tomlinson have not entered into any other material plan, contract, arrangement or amendment in connection with their appointment to the Board.

Messrs. Nefkens and Tomlinson are not parties to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On September 10, 2014, the Company issued a press release regarding the appointment of Messrs. Nefkens and Tomlinson to the Board. The press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Rejection of Resignation of Mark Lewis

As previously described in the Company’s Current Report on 8-K filed on May 23, 2014, at the Company’s 2014 Annual Meeting of Stockholders held on May 22, 2014, Mark Lewis did not receive a majority of votes cast in favor of his re-election to the Board. Pursuant to the Company’s Corporate Governance Guidelines, Mr. Lewis tendered his resignation to the Board.

The Nominating/Corporate Governance Committee of the Board (the “Committee”) considered Mr. Lewis’ tendered resignation, and recommended to the Board not to accept the resignation. In considering whether to recommend that the Board accept or reject Mr. Lewis’ tendered resignation, the Committee evaluated the best interests of stockholders and the Company and considered all factors believed relevant, including without limitation: (a) the reasons Mr. Lewis did not receive the required vote; and (b) the expertise Mr. Lewis brings to the Board. The Committee determined that the primary factor that led to the negative vote for Mr. Lewis was unrelated to Mr. Lewis’ qualifications and skills as a Board member.

Following receipt of the Committee’s recommendation, the Board then conducted its own review of Mr. Lewis’ tendered resignation. The Board evaluated the best interests of stockholders and the Company and considered all factors believed relevant, including those considered by the Committee. Following deliberation, the Board determined to reject Mr. Lewis’ tendered resignation. As a result, Mr. Lewis will continue to serve as a Class II director and a member of the Committee.

Mr. Lewis did not participate in the deliberations by the Committee or the Board with regard to his tendered resignation.

On September 10, 2014, the Company issued a press release regarding, among other things, the rejection of Mr. Lewis’ tendered resignation. The press release is attached as Exhibit 99.2 and is incorporated herein by reference.

Item 8.01.	Other Events.

On September 10, 2014, the Company issued a press release regarding, among other things, recent stockholder outreach, the Company’s stockholder rights plan and the Company’s executive compensation practices. A copy of the press release is attached as Exhibit 99.2 and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release, dated September 10, 2014.

99.2	Press Release, dated September 10, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIVERBED TECHNOLOGY, INC.

Date: September 10, 2014	By:	/s/ Brett Nissenberg
Brett Nissenberg General Counsel and Senior Vice President

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated September 10, 2014.

99.2	Press Release, dated September 10, 2014.